UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2007

TOMOTHERAPY INCORPORATED
(Exact name of registrant as specified in its charter)
Wisconsin
(State or other jurisdiction of incorporation)

001-33452	39-1914727
(Commission File Number)	(IRS Employer Identification No.)

1240 Deming Way
Madison, Wisconsin	53717
(Address of principal executive offices)	(Zip Code)
(608) 824-2800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Items.
On October 11, 2007, TomoTherapy Incorporated (“TomoTherapy”) announced the pricing of a public offering of 8,500,000 shares of its common stock at a price of $22.25 per share. All of the shares are being sold by certain selling shareholders of TomoTherapy. TomoTherapy will not receive any of the proceeds from the sale of shares by the selling shareholders. The closing of the offering is scheduled to take place on October 16, 2007. The selling shareholders have granted the underwriters a 30-day option to purchase up to an additional 1,275,000 shares of common stock at the public offering price to cover over-allotments, if any. The foregoing description is qualified in its entirety by reference to the Company’s Press Release dated October 11, 2007, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Number	Description
99.1	Press Release dated October 11, 2007, titled “TomoTherapy Incorporated Announces Pricing of Common Stock Offering by Selling Shareholders”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMOTHERAPY INCORPORATED

Dated: October 11, 2007	By:	/s/ Stephen C. Hathaway

Stephen C. Hathaway
Chief Financial Officer

EXHIBIT INDEX

Number	Description
99.1	Press Release dated October 11, 2007, titled “TomoTherapy Incorporated Announces Pricing of Common Stock Offering by Selling Shareholders”